Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exact Sciences Corporation 401(k) Plan
Madison, Wisconsin
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-229780) of Exact Sciences Corporation of our report dated June 29, 2021, relating to the 2020 financial statements of Exact Sciences Corporation 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2020.
/s/PricewaterhouseCoopers LLP

Chicago, Illinois
June 29, 2021